UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-12

                         TAITRON COMPONENTS INCORPORATED
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No Fee Required

      [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
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(2)   Aggregate number of securities to which transactions applies:
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)   Proposed maximum aggregate value of transaction:
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(5)   Total fee paid:
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[_]   Fee paid previously with preliminary materials:

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[_]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:
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(2)   Form, Schedule or Registration Statement no.:
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(3)   Filing Party:
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(4)   Date Filed:
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


                         TAITRON COMPONENTS INCORPORATED

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 2, 2006

                                   ----------

TO THE SHAREHOLDERS OF TAITRON COMPONENTS INCORPORATED:

      You are cordially invited to attend the Annual Meeting of Shareholders of Taitron Components Incorporated, a California corporation (the "Company"), to be held on Friday, June 2, 2006, at 10:00 a.m. Pacific time, at our corporate headquarters, located at 28040 West Harrison Parkway, Valencia, CA 91355.

      At the Annual Meeting, shareholders will be asked to consider and act upon the following matters:

      1.    To elect five directors for a term of one year;

      2. To approve our 2005 Stock Incentive Plan, which authorizes the issuance of up to 1,000,000 shares of our Class A Common Stock pursuant to grants awarded under the Plan; and

      3. To transact other business properly presented at the meeting or any postponement or adjournment thereof.

      The Board of Directors has fixed April 21, 2006, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

      We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ Stewart Wang
                                          Stewart Wang
                                          Chief Executive Officer, President and
                                          Chief Financial Officer

April 28, 2006

28040 West Harrison Parkway
Valencia, California 91355
(661) 257-6060

                         TAITRON COMPONENTS INCORPORATED

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               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 2, 2006

                                   ----------

INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Taitron Components Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders, to be held on Friday, June 2, 2006, at 10:00 a.m. Pacific time, at our corporate headquarters, located at 28040 West Harrison Parkway, Valencia, CA 91355. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

      The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, electronic mail or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and the Company will reimburse them for their reasonable expenses incurred in this regard.

      The  Company's   Annual  Report  to  Shareholders,   including   financial
statements for the fiscal year ended December 31, 2005, accompanies but does not constitute part of this Proxy Statement.

      The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy
Statement, the Board of Directors knows of no other business that may be presented for consideration at the Annual Meeting. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. If any other business properly comes before the meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgement of the persons acting under those proxies.

      The Company's principal executive offices are located at 28040 West Harrison Parkway, Valencia, CA 91355. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about May 15, 2006.

OUTSTANDING SECURITIES AND VOTING RIGHTS

      The close of business on April 21, 2006, has been fixed as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, the Company had outstanding 4,716,811 shares of Class A common stock, par value $0.001 per share, (the "Class A Common Stock"), and 762,612 shares of Class B common stock, par value $0.001 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"). The Class A Common Stock and the Class B Common Stock are the only outstanding voting securities of the Company. As of the record date, the Company had 42 holders of record of the Class A Common Stock. The Company believes there are approximately 600 additional beneficial holders of its Class A Common Stock. There is one holder of the Class B Common Stock.

      A holder of Class A Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. A holder of Class B Common Stock is entitled to cast 10 votes for each share held on the record date on all matters to be considered at the Annual Meeting. However, for the election of directors, a shareholder shall be entitled to cumulate his or her votes if the candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder gives this notice, all shareholders may cumulate their votes for candidates in nomination. With cumulative voting, each shareholder is entitled to that number of votes equal to the number of shares held by that shareholder multiplied by the number of directors to be elected (multiplied by 10 for the holder of the Class B Common Stock). Each shareholder may then cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder to announce his or her intention to cumulate his or her votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes represented by shares for which they are named in the proxy. The five nominees for election as Directors who receive the highest number of votes will be elected.

      All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voted at the meeting or by proxy.

      A quorum, which is a majority of the outstanding shares as of April 21 2006, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by their proxy holders. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters.

PROPOSAL 1 - ELECTION OF DIRECTORS
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      Proposal 1 is the election of five members of the Board of  Directors.  In accordance with the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the shareholders of the Company, directors are elected for a one-year term. The Board of Directors is currently set at five members, and there currently are no vacancies. At the 2006 Annual Meeting, each director will be elected for a term expiring at the 2007 Annual Meeting. The Board of Directors proposes the election of the nominees named below.

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected a director.

      The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                                  Tzu Sheng (Johnson) Ku
                                  Stewart Wang
                                  Richard Chiang
                                  Craig Miller
                                  Felix Sung

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED ABOVE.

      The following table sets forth certain information with respect to each director nominee, director, and executive officer of the Company as of March 31, 2006.

      Name                        Age            Position

      Tzu Sheng (Johnson) Ku       57      Chairman of the Board

      Stewart Wang                 56      President, Chief Executive Officer,
                                           Chief Financial Officer and Director

      Richard Chiang               49      Director

      Craig Miller                 52      Director

      Felix Sung                   56      Director

      David Vanderhorst            41      Controller and Corporate Secretary

      All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

      Tzu Sheng ("Johnson") Ku, a co-founder of the Company, has been the Chairman of the Company since it was founded in 1989. Mr. Ku is also Chairman of both Johnson Premium Hardwood Flooring and Americana Floors Incorporated. Johnson Premium Hardwood Flooring is a manufacturer of pre-finished solid wood floors and Americana Floors Incorporated is an importer, wholesaler and retailer of name brand hardwood floors.

      Stewart Wang, a co-founder of the Company, has served as Chief Executive Officer, President and a Director of the Company since its organization in 1989. In addition, since November 2002, Mr. Wang has also served as Chief Financial Officer of the Company. Prior to founding the Company, Mr. Wang attended Pepperdine University, where he received his Masters of Business Administration degree in 1989. From 1985 to 1986, Mr. Wang was employed by Diodes Incorporated, a manufacturer and reseller of discrete rectifiers, as Purchasing and MIS Manager and later as Chief Operating Officer and President from 1986 to 1987. Prior thereto, from 1983 to 1985, Mr. Wang was Sales Manager for Rectron Limited, a rectifier manufacturer in Taiwan.

      Richard Chiang has been a Director of the Company since it was founded in 1986. Since 1989, Mr. Chiang has been the Chairman of Princeton Technology Corporation, a fabless integrated circuit design company. Mr. Chiang is also Chairman of Triton Management Corporation, a venture capital fund management company managing in excess of $80 million. Since 1996, Mr. Chiang also served as Chairman of Proware Technology Corporation, a networking storage subsystem business company.

      Craig Miller became a director of the Company in May 2000. Since 2005, Mr. Miller was Managing Director of Janas Associates, an investment-banking firm. From 1998 to 2005, Mr. Miller has been a director of Mosaic Capital, LLC, an investment-banking firm. Prior thereto, Mr. Miller served as Regional Vice President with Comerica Bank since 1994. From 1987 to 1994, Mr. Miller served as Executive Vice President and Chief Financial Officer of Told Corporation, an industrial real estate development firm. He started his career with Union Bank in 1976 as a management trainee and left in 1987 as Senior Vice President.

      Felix Sung became a director of the Company in February 1995. Since 1978, Mr. Sung has been the Managing Director and former Vice President of Tai North Company, a company engaged in exporting electronics, plastic parts and finished products to the United States and various European countries.

      David Vanderhorst joined the Company in July 1999 as its Controller. In addition, since November 2002, Mr. Vanderhorst served as Corporate Secretary. Prior thereto, from 1991 to 1998, Mr. Vanderhorst served as Controller and Chief Financial Officer for various companies. From 1987 to 1991, the national accounting firm of Kenneth Leventhal & Company, now a division of Ernst & Young, LLP, employed Mr. Vanderhorst. Mr. Vanderhorst is a Certified Public Accountant, receiving his professional certification in 1991.

      During 2005, the Board of Directors met once. Only Mr. Miller was absent from the Board of Directors meeting and the meeting of Board committees on which he served. The Company encourages, but does not require, all incumbent directors and director nominees to attend its annual meetings of shareholders. At the 2005 Annual Meeting of Shareholders, only Mr. Wang and Mr. Miller were in attendance.

Committees of the Board

      Audit Committee - The Board of Directors has established an Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's independent auditors, the fees and all non-audit services of the independent auditors, and the independent auditor's opinion and management comment letter (if any) and management's response thereto. The Audit Committee met once during fiscal 2005. Members of the Audit Committee are Mr. Miller, Mr. Chiang and Mr. Sung. The Board of
Directors has determined that all members of the Audit Committee are "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards. The Board of Directors has also determined that Mr. Miller is a "financial expert," as that term is defined in Item 401(e)(2) of Regulation S-B .

      Compensation Committee - The Board of Directors has established a Compensation Committee. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees, including administration of the Company's 1995 Stock Incentive Plan. The Compensation Committee met once during fiscal 2005. Members of the Compensation Committee are Mr. Chiang, Mr. Miller and Mr. Sung.

      Nominating Committee - The Company does not have a standing nominating committee. The Board of Directors does not believe that it is necessary for the Company to have a standing nominating committee since the Company has a relatively small Board of Directors and the Company's independent directors will serve in the capacity of a nominating committee when necessary. All of the Company's directors participate in the consideration of director nominees. However, consistent with applicable NASD listing standards, each director nominee must be selected or recommended for the Board of Directors' selection by a majority of the independent directors of the Board of Directors. In considering candidates for directorship, the Board of Directors considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board of Directors does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

      The Board of Directors may employ a variety of methods for identifying and evaluating nominees for director, including shareholder recommendations. Periodically, the Board of Directors assesses its size, the need for particular expertise on the Board of Directors and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board of Directors will consider various potential candidates for director who may come to the Board of Directors' attention through current Board members, professional search firms or consultants, shareholders or other persons. The Board of Directors may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2005, no professional search firms or consultants were needed and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2005. The Board of Directors does not evaluate candidates differently based on who made the recommendation for consideration.

      Shareholders who wish to nominate a director for election at an annual shareholder meeting must submit their recommendations at least 120 days before the date of the next scheduled annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board of Directors by writing to the Company's Corporate Secretary at 28040 West Harrison Parkway, Valencia, California 91355, giving the candidate's name, contact information, biographical data, and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any shareholder recommendation. There were no director candidates put forward by shareholders for consideration at the 2005 Annual Meeting.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Taitron Components Incorporated, c/o Office of the Corporate Secretary, 28040 West Harrison Parkway, Valencia, California 91355. All communications must contain a clear notation indicating that they are a "Shareholder -- Board Communication" or "Shareholder -- Director Communication" and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

PROPOSAL 2 - ADOPTION OF STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

      Proposal 2 is the adoption of Taitron's 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan"), which authorizes the issuance of up to 1,000,000 shares of Taitron's Class A Common Stock pursuant to options or awards granted under the plan. The proposal to adopt the 2005 Stock Incentive Plan requires the affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock, voting together as a class, present or represented and entitled to vote at the Annual Meeting. A copy of the 2005 Stock Incentive Plan is attached to this Proxy Statement as Appendix A.

      The 2005 Stock Incentive Plan is designed to assist the Company in attracting, retaining and compensating highly qualified individuals and to provide them with a proprietary interest in our common stock.

      No  options or awards  have been  granted  under the 2005 Stock  Incentive
Plan.

Summary Description of the 2005 Stock Incentive Plan

      The principal terms and features of the 2005 Stock Incentive Plan are summarized below. The following is a summary description of the salient terms, conditions and features of the 2005 Stock Incentive Plan and is qualified by the text of the plan. As a summary, the description below is not a complete description of all of the terms and features of the plan and is qualified in its entirety by reference to the full text of the plan.

      Types of Awards

      Both Incentive Stock Options ("ISOs"), and Nonqualified Stock Options ("NSOs"), may be granted under the 2005 Stock Incentive Plan. ISOs receive favorable tax treatment on exercise, and may receive favorable tax treatment on a qualifying disposition of the underlying shares. However, ISOs must comply with certain requirements regarding exercise price, maximum term and post termination exercise period, and must be issued under a shareholder-approved plan. NSOs are not subject to these requirements, nor do they receive favorable tax treatment upon exercise. The 2005 Stock Incentive Plan also permits the grant of stock purchase rights. In the case of stock purchase rights, the recipient is permitted the right to purchase shares reserved under the plan for a period of time.

      Number of Shares

      Subject to adjustment as described below, the number of shares that would be available for grant of stock options under the plan is 1,000,000.

      Administration

      The 2005 Stock Incentive Plan will be administered by the Board of Directors of the Company. The Board of Directors has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. The Board of Directors will be authorized to interpret the 2005 Stock Incentive Plan, to establish, amend, and rescind any rules and regulations relating to the plan, to determine the terms of agreements entered into with recipients under the plan, and to make all other determinations that may be necessary or advisable for the administration of the 2005 Stock Incentive Plan. The Company's Board of Directors may at its discretion delegate the responsibility for administering the plan to any committee or subcommittee of the Board of Directors.

      Eligibility

      Options and other awards may be granted under the 2005 Stock Incentive Plan to officers, directors, employees and consultants of Taitron and any of its subsidiaries. At the date of this Proxy Statement, all officers, directors, employees and consultants of the Company would have been eligible to receive awards under the plan.

      Stock Option Grants

      The exercise price per share of common stock purchasable under any stock option will be determined by the Company's Board of Directors, but cannot in any event be less than 100% of the fair market value of the common stock on the date the option is granted. The Board of Directors will determine the term of each stock option (subject to a maximum of 10 years) and each option will be exercisable pursuant to a vesting schedule determined by the Board of Directors. The grants and the terms of ISOs will be restricted to the extent required for qualification as ISOs by the U.S. Internal Revenue Code of 1986, as amended, or the Code. Subject to approval of the Board of Directors, options may be exercised by payment of the exercise price in cash, shares of common stock, which have been held for at least six months, or pursuant to a "cashless exercise" through a broker-dealer under an arrangement approved by the Company. The Board of Directors may require the grantee to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, the Board of Directors may permit the grantee to satisfy these obligations by the withholding or delivery of shares of common stock. The Company may withhold from any shares of common stock that may be issued pursuant to an option or from any cash amounts otherwise due from the company to the recipient of the award an amount equal to such taxes.

      Stock Purchase Rights

      Stock purchase rights are generally treated similar to stock options with respect to exercise/purchase price, exercisability and vesting.

      Adjustments

      In the event of any change affecting the shares of common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to shareholders other than cash dividends, the Board of Directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the 2005 Stock Incentive Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

      Transferability

      No option will be assignable or otherwise transferable by the grantee other than by will or the laws of descent and distribution and, during the grantee's lifetime, an option may be exercised only by the grantee.

      Termination of Service

      If a grantee's service to the Company terminates on account of death, disability or retirement, then the grantee's unexercised options, if exercisable immediately before the grantee's death, disability or retirement, may be exercised in whole or in part, not later than one year after this event. If a grantee's service to the Company terminates for cause, then the grantee's unexercised option terminates effective immediately upon such termination. If a grantee's service to the Company terminates for any other reason, then the grantee's unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period of three months after such termination of employment.

      Change of Control and Certain Corporation Transactions

      Under the 2005 Stock Incentive Plan, the occurrence of a "Change of Control" can affect options and other awards granted under the plan. Generally, the 2005 Stock Incentive Plan defines a "Change of Control" to include the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 80% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after the merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately before the merger, consolidation or other reorganization, except that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities that persons own immediately before the reorganization as shareholders of another party to the transaction will be disregarded. For these purposes voting power will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrants or rights to subscribe to or purchase those shares. "Change of Control" also includes the sale, transfer or other disposition of all or substantially all of the Company's assets. A transaction will not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

      If a "Change of Control" were to occur, the Board of Directors would determine, in its sole discretion, whether to accelerate any unvested portion of any option grant. Additionally, if a Change of Control were to occur, any agreement between the Company and any other party to the Change of Control could provide for (1) the continuation of any outstanding awards, (2) the assumption of the 2005 Stock Incentive Plan or any awards by the surviving corporation or any of its affiliates, (3) cancellation of awards and substitution of other awards with substantially the same terms or economic value as the cancelled awards, or (4) cancellation of any vested or unvested portion of awards, subject to providing notice to the option holder.

      Loans and Guarantees

      Subject to applicable law, the Board of Directors will have sole discretion to allow a grantee to defer payment to the Company of all or part of the option price or to cause the Company to loan or guarantee a third-party loan, to the grantee for all or part of the option price or all or part of the taxes resulting from the exercise of an award.

      Amendment and Termination

      The Board of Directors may amend the 2005 Stock Incentive Plan in any and all respects without shareholder approval, except as such shareholder approval may be required pursuant to the listing requirements of any national market system or securities exchange on which the Company's equity securities may be listed or quoted. Unless sooner terminated by the Board of Directors, the plan will terminate on September 11, 2015.

      Tax Aspects of the 2005 Stock Incentive Plan

      Federal Income Tax Consequences

      The following discussion summarizes the material federal income tax consequences to Taitron and the participants in connection with the 2005 Stock Incentive Plan under existing applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and the regulations adopted pursuant to the Code. This discussion is general in nature and does not address issues relating to the income tax circumstances of any specific individual employee or holder. The discussion is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

      Nonqualified Stock Options

      A recipient will not have any taxable income at the time a NSO is granted nor will Taitron be entitled to a deduction at that time. When an NSO is exercised, the grantee will have taxable ordinary income (whether the option price is paid in cash or by surrender of already owned shares of common stock), and the Company will be entitled to a tax deduction, in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price.

      Incentive Stock Options

      A grantee will not have any taxable income at the time an ISO is granted. Furthermore, a grantee will not have income taxable for federal income tax purposes at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a tax preference item in the year of exercise that could create an alternative minimum tax liability for the year of exercise. If a grantee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code.

      If the grantee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is a "disqualifying disposition," and the grantee will have taxable ordinary income in the year of the disqualifying disposition equal to the lesser of (a) the difference between the fair market value of the shares and the exercise price of the shares at the time of option exercise, or (b) the difference between the sales price of the shares and the exercise price of the shares. Any gain realized from the time of option exercise to the time of the disqualifying disposition would be long-term or short-term capital gain, depending on whether the shares were sold more than one year or up to and through one year respectively, after the ISO was exercised.

      The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the grantee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will then be entitled to a deduction in the same amount as the grantee recognizes ordinary income.

      Stock Purchase Rights

      A recipient will not have any taxable income at the time the Board of Directors grants a stock purchase right. The Company also will not be entitled to a deduction at the time of grant. When the stock purchased under any such right is sold, the recipient will recognize taxable ordinary income or short or long term capital gain, depending on how long the shares have been held.

      Generally, Section 162(m) of the Code does not allow a public company to take tax deductions for compensation in excess of $1,000,000 in any taxable year that is payable to the chief executive officer or any of the four highest compensated employees. Section 162(m) of the Code provides an exception to this compensation deduction limitation in the case of certain performance-based compensation. The 2005 Stock Incentive Plan and the grants of awards under the plan are intended to satisfy this performance-based compensation exception.

Awards under the 2005 Stock Incentive Plan

      Awards under the 2005 Stock Incentive Plan will be made by the Board of Directors (or compensation or other committee of the Board of Directors).

Required Vote. The approval of the 2005 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Class A and Class B Common Stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the 2005 Plan unless a contrary vote is indicated on the enclosed Proxy card.

The Board of Directors Unanimously Recommends a Vote "FOR" the adoption of the 2005 Stock Incentive Plan.

SUMMARY COMPENSATION TABLE

      The following table sets forth as to the Chief Executive Officer (the "Named Executive Officer") information concerning all compensation paid for his services to the Company for each of the three years ended December 31 indicated below. No other executive officers of the Company received compensation exceeding $100,000 during the last fiscal year.

                                                    Annual Compensation                 Long-Term Compensation
                                                                                    Securities
                                                                                    Underlying           All Other
Name and Principal Position                     Year      Salary       Bonus        Options (1)      Compensation (2)
Stewart Wang                                    2005    $ 182,000     $     --          --               $ 26,600
     Chief Executive Officer, President         2004    $ 172,900     $     --        20,000             $ 14,000
     and Chief Financial Officer                2003    $ 145,600     $     --        30,000             $ 12,320

--------------------------------------------------------------------------------
(1) All numbers reflect number of shares of Class A Common Stock subject to options granted during the year.
(2)   Reflects amounts for vacation pay and auto allowance benefits.

OPTION GRANTS IN FISCAL 2005

None.

AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth with respect to the Named Executive Officer information regarding exercised and unexercised options and year-end option values related to options to purchase shares of Class A Common Stock.

                                                               Number of Securities
                                                             Underlying Unexercised             Value of Unexercised
                            Shares                                  Options at                 In-the-Money Options at
                          Acquired on       Value              December 31, 2005 (#)            December 31, 2005 (1)
Name                      Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable     Unexercisable
Stewart Wang                   --             --             180,500         30,000           $ 42,510         $ 9,300

(1) Represents the difference between the last reported sale price of $1.79 per share for the Class A Common Stock on December 31, 2005, and the per share exercise price of the option multiplied by the applicable number of shares.

Compensation of Directors

      Non-employee directors receive $1,500 for attending the annual Board of Directors meeting. The Company pays all out-of-pocket fees associated with the directors' attendance. In the past, members of the Compensation Committee have received an annual grant of 5,000 nonqualified stock options under the Company's 1995 Stock Incentive Plan, exercisable at the fair market value of the Company's Class A Common Stock on the date of grant, and which vest in three equal annual installments commencing on the first anniversary of the grant date. The 2005 Stock Incentive Plan does not provide for automatic grants to members of the Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

      Since 1995, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the Rule 4200(a)(15) of the NASD listing standards. The Audit Committee has adopted, and the Board of Directors approved, a charter outlining the practices it follows.

      During fiscal 2005, the Audit Committee met one time with the senior members of the Company's financial management team. During that meeting, management reviewed the audited financial statements in the Annual Report with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Additionally, the Audit Committee discussed written disclosures from the independent auditors discussing matters required by SAS 61, "Communication with Audit Committees," and Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audit.

      In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles in the United States of America.

      In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                   Craig Miller, Richard Chiang and Felix Sung

      The information in this Audit Committee Report shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Haskell & White LLP is our principal independent accounting firm. The fees described below are fees for professional audit services rendered by Haskell & White LLP for the audit of the Company's annual financial statements for our fiscal years ended December 31, 2004 and December 31, 2005.

Audit Fees

      Fees for audit services, as approved by the Audit Committee and provided by our principal accountant, totaled approximately $66,500 in 2004 and approximately $67,800 in 2005, including fees associated with the annual audit and quarterly interim reviews.

Audit-Related Fees

      Our principal accountant did not provide any audit-related services for the years ended December 31, 2004 and 2005, respectively. Audit-related services are reasonable related to the performance of the audit or review of our financial statements.

Tax Fees

      Our principal accountant did not provide any tax services to the Company for the years ended December 31, 2004 and 2005. The Company paid fees totaling approximately $11,800 and $9,500 during the years ended December 31, 2004 and 2005, respectively, to Steven Dong & Associates for the preparation of federal and multi-state tax returns.

All Other Fees

      Except as described above, no other fees were incurred during the years ended December 31, 2004 and 2005 for services provided by our principal accountants.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

      Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent accountant independence, and has approved such services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the year ended December 31, 2005, the Company purchased electronic component products of approximately $18,400 from Princeton Technology Corporation, a company controlled by Mr. Chiang, a director of the Company. All of these purchases were for products carried by the Company in inventory and the Company considers these purchases to be in the normal course of business and negotiated on an arm's length basis. The Company has entered into a distributor agreement with Princeton Technology Corporation, and accordingly, the Company expects to continue purchasing from Princeton Technology Corporation in the future.

      During the year ended December 31, 2005, the Company made payments of $24,300, to K.S. Best International Co. Ltd., a company controlled by the brother of the Company's Chief Executive Officer. These payments were for professional fees related to the operational management of the Company's Taiwan office. The Company considers these payments to be in the normal course of business and negotiated on an arm's length basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 31, 2006, certain information regarding the ownership of the Company's Common Stock by (i) each person (including any group) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) the Named Executive Officer, and (iv) all of the Company's Named Executive Officer and directors as a group. As of March 31, 2006, the Company had issued and outstanding 4,716,811 shares of Class A Common Stock and 762,612 shares of Class B Common Stock. Unless otherwise indicated, the address of each of the executive officers and directors named below is c/o Taitron Components Incorporated, 28040 West Harrison Parkway, Valencia, California 91355.

                                          Class A Common Stock (1)         Class B Common Stock (1)  Percent of All Classes
                                                         Percent of      Number of      Percent of
Name and Address of Beneficial Owner   Number of Shares     Class         Shares           Class      of Common Stock (1)
Executive Officers and Directors
Stewart Wang                             1,006,770 (2)      21.34%        762,612           100%          63.76% (3)
Tzu Sheng Ku                               917,116 (4)      19.44%                                         7.43%
Richard Chiang                              62,194 (5)       1.32%                                             *
Craig Miller                                15,500 (6)        *                                                *
Felix Sung                                  64,227 (5)       1.36%                                             *
David Vanderhorst                           37,500 (7)        *                                                *
All directors and executive officers
    as a group (6 persons)               2,103,307 (8)      44.59%        762,612           100%          72.65% (3)

5% Shareholders
FMR Corporation                            465,200 (9)      8.49%                                          3.77%
     82 Devonshire Street
     Boston, MA 02109

*     Less than 1.0%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

(2) Includes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang, 2,700 shares of Class A Common Stock owned by Mr. Wang's wife, 50,958 shares owned by Mr. Wang's 401(k) trust and 190,500 shares of Class A Common Stock underlying options that are or will be exercisable within 60 days of April 28, 2006.

(3) Excludes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang. The percentage of all classes owned represents the combined voting power of the Class A and Class B shares held by Mr. Wang. Mr. Wang is entitled to cast 10 votes for each share of Class B Common stock held.

(4) Includes 81,962 shares of Class A Common Stock owned by Mr. Ku's wife, 10,754 shares of Class A Common Stock owned by 401(k) trust, 133,635 shares of Class A Common Stock owned by Mr. Ku's three minor children as to which Mr. Ku exercises sole voting control and 37,500 shares of underlying options that are or will be exercisable within 60 days of April 28, 2006.

(5) Includes 37,500 shares of underlying options that are or will be exercisable within 60 days of April 28, 2006.

(6) Includes 15,000 shares of underlying options that are or will be exercisable within 60 days of April 28, 2006.

(7) Includes 37,500 shares of underlying options that are or will be exercisable within 60 days of April 28, 2006.

(8)   Includes the shares of Class A Common Stock  referred to in footnotes (2),
      (4), (6), (7) and (8) above.

(9) Based on Amendment No. 6 to Schedule 13G filed on February 14, 2005 by FMR Corporation, Edward C. Johnson and Abigail P. Johnson.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons that Section 16(a) forms were required and filed by those persons, the Company believes that, during the year ended December 31, 2005, all of these reports were timely filed.

PROPOSALS OF SHAREHOLDERS

      Any shareholder who intends to present a proposal at the 2007 Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and proxy form relating to the Annual Meeting must submit the proposal to the Company at its principal executive offices by December 27, 2006. In addition, in the event a shareholder proposal is not received by the Company by December 27, 2006, the proxy to be solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal ultimately is presented at the 2007 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

      The rules and regulations of the Securities and Exchange Commission provide that if the date of the Company's 2007 Annual Meeting is advanced or delayed more than 30 days from the date of the 2006 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2007 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2007 Annual Meeting. Upon determination by the Company that the date of the 2007 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2006 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-QSB.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      The Company is delivering this Proxy Statement and its 2005 Annual Report on Form 10-KSB to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

      Street name stockholders in a single household who received only one copy of the Annual Report and Proxy Statement may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Alternatively, street name stockholders whose holders of record utilize the services of ADP (as indicated on the voting instruction form sent to them) may send written instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 1-800-542-1061. The instructions must include the stockholder's name and account number and the name of the bank, broker or other holder of record. Otherwise, street name stockholders should contact their bank, broker or other holder.

      Copies of this Proxy Statement and the 2005 Annual Report on Form 10-KSB are available promptly by calling (661) 257-6060, or by writing to Attention:
Investor Relations, Taitron Components Incorporated, 28040 West Harrison Parkway, Valencia, California 91355. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling (661) 257-6060, or writing to Attention: Investor Relations, Taitron Components Incorporated, 28040 West Harrison Parkway, Valencia, California 91355.

OTHER MATTERS

      The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

EXPENSES

      The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Common Stock held of record by them and will reimburse those persons for their reasonable charges and expenses in connection therewith.

ANNUAL REPORT TO SHAREHOLDERS

      The Company's Annual Report for the year ended December 31, 2005 is being mailed to shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

REPORT ON FORM 10-KSB

      THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO TAITRON COMPONENTS INCORPORATED, ATTENTION: INVESTOR RELATIONS, 28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                         TAITRON COMPONENTS INCORPORATED

                                  June 2, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

  \/ Please detach along perforated line and mail in the envelope provided. \/

--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS and
         "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
     ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE
--------------------------------------------------------------------------------

1.    ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

                                    NOMINEES:

|_|   FOR ALL NOMINEES              |_| Tzu Sheng (Johnson) Ku

|_|   WITHHOLD AUTHORITY            |_| Stewart Wang
      FOR ALL NOMINEES
                                    |_| Richard Chiang
|_|   FOR ALL EXCEPT
      (See instructions below)      |_| Craig Miller

                                    |_| Felix Sung

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

--------------------------------------------------------------------------------

1.    APPROVAL OF 2005 STOCK  INCENTIVE PLAN, as provided in the Company's Proxy
      Statement:

            [_]   FOR
            [_]   AGAINST
            [_]   ABSTAIN

--------------------------------------------------------------------------------

To change the address on your  account,  please check the box at right
and indicate your new address in the address space above.  Please note     [_]
that changes to the registered name(s) on the account may not be submitted via this method

THIS  PROXY  IS  SOLICITED  BY  THE  BOARD  OF  DIRECTORS   TAITRON   COMPONENTS
INCORPORATED

      The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

      This Proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy "FOR" Proposal 1 AND "FOR" Proposal 2, and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

      The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated April 28, 2006 relating to the Meeting.

             Please check here if you plan to attend the meeting.[_]

--------------------------------------------------------------------------------


Signature of Shareholder ______________________ Date: ____________

Signature of Shareholder ______________________ Date: ____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                         TAITRON COMPONENTS INCORPORATED

                    Proxy for Annual Meeting of Shareholders

      The undersigned, a shareholder of TAITRON COMPONENTS INCORPORATED, a California corporation (the "Company"), hereby appoints STEWART WANG and DAVID VANDERHORST, or either of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on June 2, 2006 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

                (Continued and to be signed on the reverse side)